© Copyright 2010. Alvarez & Marsal Holdings, LLC. All Rights Reserved.
L E A D E R S H I P  P R O B L E M  SO L V I N G  V A L U E  C R E A T I O N
Lehman Brothers Holdings Inc.
The State of the Estate
September 22, 2010
Exhibit 99.1

The information and data included in this report are derived from sources available to Lehman Brothers
Holdings Inc. and its subsidiaries that have filed proceedings under chapter 11 of the Bankruptcy Code
(collectively, the "Debtors").  The Debtors have prepared this presentation based on the information available to them at this time, but note that such information is incomplete and may be materially deficient in certain respects.  This report was prepared by the Debtors for purposes of presenting the
Court with a status of their respective estates as of the date of the presentation and is not meant to be relied upon by investors or others as a complete description of the Debtors’ estates, businesses, condition (financial or otherwise), results of operations, prospects, assets or liabilities.  The information in this presentation will only be updated, including any corrections, in connection with future presentations to the Court on the state of the Debtors' estate. Certain prior period balances in this presentation may have changed from amounts previously presented, which may be a result of certain reclassifications made, refer to the footnotes herein accordingly. The Debtors reserve all rights to revise this report.  All amounts are unaudited and subject to revision.
This report is intended to be read in conjunction with annotated explanations and footnotes which have been included in the version of this report filed with the Court and included in the filing on Form 8-K with the Securities and Exchange Commission (“SEC”). The annotated version of this report is also available on the website that hosts information about the Debtors at
www.lehman-docket.com.
This report should also be read in conjunction with Monthly Operating Reports (“MORs”) and other reports filed with the SEC and the Court. These reports can also be located at www.lehman-
docket.com.
September 22, 2010
Lehman Brothers Holdings Inc. – The State of the Estate

Contents
I. Executive Summary
II. Asset Recovery Update
A. Cash Position
B. Cash Flow (Filing to Date)
C. Highlights by Asset Category
1.)  Loans
2.)  Derivatives
3.)  Private Equity / Principal Investments
4.)  Real Estate
5.)  Other Assets
6.)  Litigation Activities
D. Future Recovery Estimates
1.)  By Asset Category
2.)  By Legal Entity
III. Consolidated Headcount Plan
IV. Claims Resolution Update

3 Contents (continued) V. Plan Status Report A. Progress to Date B. Considerations C. Economic Compromise Plan D. Priorities E. Timetable and Objectives

I. Executive Summary
Overall
• Highly complex case that has advanced significantly since the last State of the Estate (11/18/09)
• Market liquidity continues to improve resulting in more buyers or refinancing sources
• Aggressive recovery management strategy continues to enhance ultimate recovery values
• 11/09 final Bar date resulted in almost $1.2 Trillion of claims filed
• Significant progress has been made in processing and reducing filed claims over the past six months
• A proposed joint chapter 11 plan (the “Plan”) was filed in March 2010, followed by a proposed
Disclosure Statement in April 2010 (“April 2010 Forecast”)
• Creditor differences are narrowing and revised Plan / Disclosure Statement is likely for Q4 2010

I.
Executive Summary (continued)
Asset Recovery Update
• Every asset team has revised projected recoveries to higher levels since the last report
• Continue to see stabilizing and improving markets that are increasing the value of assets under administration
• Employing a reasonable and orderly liquidation strategy, as supported by UCC, emphasizing VALUE
CREATION versus IMMEDIATE CASH GENERATION
• Worked with the FDIC to restructure Lehman’s bank platforms for optimum liquidation and sale results
• Exited 85% or $26 Billion of unfunded revolver liability, and $3.3 Billion of PE/PI unfunded capital commitments, at minimal cost
• Where appropriate, pursuing avoidance actions and other litigation to achieve recoveries that will enhance the value of the Debtors’ estates
• Generally, experiencing good cooperation from foreign administrators that may result  in improved recoveries from foreign assets, and support for a revised Plan
• JPMorgan Collateral Disposition Agreement (“CDA”) effective March 2010, has facilitated administration and potential enhancement of value of assets

I.
Executive Summary (continued)
Claims Management
• Claims filed against LBHI in the amount of $860 Billion by the final Bar date plus claims filed against the subsidiaries of LBHI in the amount of $302 Billion, resulting in total filed claims of almost $1.2 Trillion plus numerous unliquidated claims
• Clearly erroneous errors and duplicate claims have been disallowed and a more realistic range of LBHI unsecured claims is estimated at $250-$350 Billion
• Although additional analysis remains to be done, an estimate of projected allowed claims is now in process
• A Plan approval process may not require final resolution of these claims
• The key priority during the last six months has been to focus on the foreign affiliate and foreign third party guarantee claims and related intercompany claims – substantial progress has been made in this area

- Case Administration

  - Examiner’s report was filed in March 2010
    - Debtors continue to cooperate with various government investigations initiated prior and subsequent to the release of the Examiner’s report
  - Full transparency, active communication and cooperation with UCC, US Trustee, and Fee Committee continues to be a major activity of the Debtors
  - Financial reporting is timely and current
  - Over 11,000 filings on the Court Docket
  - Given size and complexity of cases, consider overall administration to be timely and efficient

ALVAREZ & MARSAL

7 I. Executive Summary (continued)

I.
Executive Summary (continued)
Plan Progress
• Size, complexity and diverse interests and parties made the original timing target for confirmation of the Plan unachievable
• Major efforts expended to educate foreign administrators (80+ proceedings, 11+ Official
Representatives, multiple jurisdictions) as to relevant issues and, in turn, have them communicate such issues to their constituencies and, also, submit a meaningful response to the
Debtors from the foreign administrators
• At this time, the Debtors continue to believe this approach of persistent and diligent negotiations is superior to the alternative of expensive and extended litigation
• If this approach is unsuccessful the Debtors will not hesitate to pursue other alternatives and if necessary to initiate appropriate litigation
• Despite the delay, the Debtors remain optimistic of having confirmation of the Plan by end of Q1
2011

9 II. Asset Recovery Update A. Cash Position B. Cash Flow (Filing to Date) C. Highlights by Asset Category D. Future Recovery Estimates

A. Cash and Cash Investment Position at 6/30/10 (a)

II. Asset Recovery Update
($ in Millions, foreign currencies reflected in USD equivalents)
General Segregated Total
Funds Funds (b) Funds
Legal Entities
LB Holdings Inc. (LBHI) 1,605 $      470 $         2,075 $      (c)
LB Special Financing Inc. (LBSF) 6,745 610 7,355 (d)
Lehman Commercial Paper Inc. (LCPI) 1,037 2,290 3,327
LB Commodity Services Inc. (LBCS) 1,490 41 1,531
LB Financial Products (LBFP) 424 - 424
(d)
LB Commercial Corporation (LBCC) 461 5 466
(d)
LB Derivative Products (LBDP) 387 - 387
LB OTC Derivatives (LOTC) 239 - 239
Other Debtor Entities 9 2 11
Non-Debtor Entities 3,035 72 3,107
Total Cash and Cash Investments 15,432 3,490 18,922 (e)
Cash Collateral - Posted Pre-Petition - 2,209 2,209
(f) (g)
Total Cash, Cash Investments, and Cash Collateral 15,432 $    5,699 $      21,131 $
Notes:
(a) This report includes cash and cash investments managed and reconciled by Lehman's North America, Europe, Asia and South America operations.  This report excludes the following:
- Cash related to LBI, LBIE and other entities under separate administration; and
- Cash held by Aurora Bank, Woodlands Commercial Bank, Lehman Brothers Trust Company N.A., and Lehman Brothers Trust Company of Delaware;
(b) Segregated funds primarily include cash segregated per court order, stipulation, or debtors' estimate of funds collected on behalf of secured parties, and cash received from third parties that is pending investigation and may not belong to the Estate.
(c) Excludes $87 Million of a court approved advance receivable facility with Aurora Bank.
(d)
Excludes cash posted as collateral for derivative hedging activity, prior to the recognition of any gains or losses, of $552 Million at LBSF, $25 million at LBCC, $20 Million at LBFP, and $1 million at LBCS.
(e) Total cash and cash investments at June 30, 2010 include cash of $1.0 Billion and cash investments of $17.9 Billion. Cash investments include interest-bearing deposits with banks, money market funds, U.S. government obligations and U.S. government guaranteed securities. This balance is based on preliminary closing numbers and is subject to adjustment.
(f) Includes $2.2 Billion still held as collateral by Citibank and HSBC that is subject to bank claims primarily for clearing and derivative exposure.
(g) Excludes $9.3 Billion believed to be wrongfully taken by JPMorgan ("JPM"), Bank of America ("BOA"), and HSBC.
(d)

B. Cash Flow: Filing Date to 6/30/10

II.
Asset Recovery Update (continued)
($ in Millions, foreign currencies reflected in USD equivalents)
Sources of Cash
Comments
Derivatives 11,467 $ Primarily settlements from counterparties
Loans 3,929      Primarily principal and interest from corporate borrowers
Real Estate 2,165      Primarily principal and interest on real estate loans
PE / PI 1,792      Primarily redemptions, distributions and/or proceeds from the sale of investments
Other Regions 1,687      Transfers from Lehman entities in Asia and South America
Major Assets 2,824      Includes sale of office buildings $1.3BN, Neuberger Berman $685MM, R3 Capital $254MM, Eagle Energy $230MM, and Aviation assets $166MM
Minor Other Assets 2,121      Primarily dividend distributions, intercompany loan repayments, return of cash collateral, and other collections in legacy bank accts
Total Sources of Cash 25,984
Uses of Cash
Reinvestment in Legacy Assets (3,813)     Primarily collateral posted for derivative hedging, purchase of open loan trades, preservation of real estate assets, and PEPI capital call funding
Operating Expenses / Professional Fees (1,562)     Compensation $550MM (including A&M), professional fees $527MM, Transaction Services Agreement $121MM, rent $91MM and other of $273MM
Bankhaus Settlement (1,280)     Purchase of loans per court-approved settlement
Capital Contributions to Subsidiaries (380)        Woodlands Bank $200MM and Aurora Bank $180MM
Other Disbursements / FX Fluctuation (904)
Total Uses of Cash (7,938)
Net Cash Flow
18,045 $
Beginning Cash (9/15/08)
2,409 $   Beginning cash balance has been adjusted from the 11/18/09 State of Estate presentation to reflect cash collateral seized by BOA and JPM, adjustments for pre-petition overdraft balances, and inclusion of legacy Europe account balances
Net Cash Flow
18,045
Financial Institution Set-Off and Other
(1,532)
Ending Cash (6/30/10) 18,922
Cash Collateral - Posted Pre-Petition 2,209      Includes $2.2BN still held as collateral by Citibank and HSBC that is subject to bank claims primarily for clearing and derivative exposure
Ending Cash and Cash Collateral (6/30/10)
21,131 $ Excludes $9.3BN believed to be wrongfully taken by JPMorgan ("JPM"), Bank of America ("BOA"), and HSBC

C. Highlights by Asset Category
1.) Loans
• Market dynamics have improved
• Refinancings are happening ahead of schedule
• Overall recoveries are being accelerated
• 85% of unfunded revolver commitments, or $26 Billion, have been eliminated at minimal cost
• Gross recovery proceed estimates remain unchanged from April 2010 Forecast, but proceeds are being realized earlier
• Strategy to rely on an improving liquidity picture has been successful
II.
Asset Recovery Update (continued)

C. Highlights by Asset Category
2.) Derivatives
• Estimate of gross recovery proceeds has been increased by $850 Million from April 2010 Forecast
• Expect to collect $15 Billion from derivatives receivables from all operations under LAMCO supervision
• Approximately $11 Billion has been collected through 6/30/10
• LAMCO is using hedging to lock up certain contract values and has posted $400 Million as collateral
• Big Bank claim resolution remains a major challenge in 2011 as collections focus is winding down
• The Derivative team results have surpassed all expectations and should continue to outperform original targets
II.
Asset Recovery Update (continued)

C. Highlights by Asset Category
3.) Private Equity / Principal Investments
•
$681 Million collected in 1H 2010 and $950 Million in forecasted collections for full year 2010
• Market conditions for disposition of assets are improving and pricing is better
• Cash realization continues to be accelerated from the April 2010 Forecast
• Value of the remaining portfolio has increased about 2% since April 2010 Forecast
•
The LAMCO – PE/PI team has a strong understanding of such assets and the determination of best

II.
Asset Recovery Update (continued)

exit point for converting to cash

C. Highlights by Asset Category
4.) Real Estate
• Market conditions continue to improve with better pricing and accelerated recovery versus the April
2010 Forecast
• Gross recovery proceeds have increased by $100 Million+ from April 2010 Forecast
• Significant unrecognized upside value exists in certain of the assets if market conditions continue to improve
• The LAMCO - Real Estate team has been doing a terrific job on aggressive asset management of its portfolio
• Value maximization approach was actively supported by the UCC
• Cooperation and joint efforts of the Debtors and UCC are resulting in enhanced recoveries by the
Debtors
II.
Asset Recovery Update (continued)

C. **Highlights by Asset Category**

5.) Other Assets

- **Bank Platforms**
  - A settlement and restructuring of the bank platforms has been agreed to with the FDIC
    - Provides the possibility to recover $1.5 Billion+ in value over the next 18 months
    - Eliminates potential of a substantial priority claim by the FDIC

- **Foreign Receivables**
  - The recoveries from foreign administration cases may be greater than originally anticipated
  - A potential increase of $1.0 Billion in gross recoveries may be anticipated, as compared to the April 2010 Forecast

ALVAREZ & MARSAL

16 II. Asset Recovery Update (continued)

C. Highlights by Asset Category

6.) Litigation Activities

- Given the uncertainty of outcome, no litigation recovery proceeds have been included in the Disclosure Statement recovery forecast

- Current List of Key Litigation Activities:

  - Bank of America - $500 Million setoff dispute, awaiting decision

  - Barclays – multi-Billion dollar litigation in process – over 22 trial days since April 2010

  - JPMorgan Chase – multi-Billion dollar adversary proceeding commenced on May 26, 2010. Amended complaint filed on September 15, 2010

  - In addition, the Debtors have commenced numerous avoidance actions and / or signed tolling agreements preserving future rights, none of which are included in the recovery forecast

ALVAREZ & MARSAL

17 II. Asset Recovery Update (continued)

D. Future Recovery Estimates
1.) By Asset Category
II.
Asset Recovery Update (continued)
($ in Billions) Actual Net Cash Recovery Latest Thinking
Plan & Other Amount Forecast (Preliminary)
4/14/10 (a) Adjustments (b) Adjustment 6/30/10 (c)
Cash 15.6 $           5.5 $             - $               21.1 $
Real Estate 12.1              (0.8)               0.1                11.4
Loans 7.2                (2.0)               -                  5.2
PE/PI 12.1              (0.9)               0.2                11.4
Derivatives 5.6                (1.8)               0.9                4.7
Banks 1.5                -                  -                  1.5
Foreign Receivables (LBHI) 3.0                -                  1.0                4.0
Litigation -                  -                  -                  -
Gross Proceeds 57.1              -                  2.2                59.3
Reinvestment (d) (1.8)               -                  -                  (1.8)
Net Proceeds (e) 55.3 $           - $               2.2 $             57.5 $
Notes:
(a) See exhibit 7 to Disclosure Statement dated April 14, 2010 for further details.
(b) Other Adjustments include reclassifications to be comparable with the current basis of presentation.
(c) Latest Thinking Forecast amounts are preliminary and subject to change.
(d) Related to the preservation and recovery enhancement of the Estate's assets.
(e) Before operating expenses, litigation costs and professional fees to be paid in the future.

D. Future Recovery Estimates
2.) By Legal Entity
II.
Asset Recovery Update (continued)
($ in Billions)
Estimated Total
Future Preliminary Recovery
Cash (a) Proceeds Proceeds (b)
LBHI 6.3 $            9.9 $            16.2 $
LBSF 7.4              3.3              10.7
LCPI 1.1              8.2              9.3
LBCS 1.5              0.3              1.8
LBCC 0.5              0.2              0.7
Other Debtors 1.1              0.7              1.8
Non-Debtors 3.2              11.6             14.8
Foreign Receivables (LBHI) -                4.0              4.0
Gross Proceeds 21.1 $          38.2 $          59.3 $
Reinvestment (c) (1.8)
Net Proceeds (d) 57.5 $
Notes:
(a) After operating expenses, litigation costs and professional fees paid through 6/30/10.
(b) Amounts are preliminary and subject to change. Does not include recoveries from intercompanies with Debtor controlled entities.
(c) Related to the preservation and recovery enhancement of the Estate's assets.
(d) Before operating expenses, litigation costs and professional fees to be paid in the future.
As of June 30, 2010

III. Consolidated Headcount Plan Consolidated Headcount Plan 20

III. Consolidated Headcount Plan
Lehman A&M Lehman A&M Lehman A&M Lehman A&M
LAMCO (a) 331            85              379            69              339            27              (11)% (60)%
Administration (b) 117            48              136            62              136            31              0% (50)%
Litigation (c) 21              27              19              18              25              8                32% (56)%
Total Headcount 469            159            534            149            500            66              (6)% (55)%
Notes:
(a)
(b)
(c) Litigation includes Litigation attorneys and Data Mining / Forensics teams.
Administration includes Corporate Counsel, Corporate Tax, Finance, Treasury, Human Resources, Corporate Services, Vendor Management, Claims Management and
Executive Assistants.
% Change
4/01/09 (actual) 4/01/10 (actual) 4/01/11 (projected) 4/01/10 to 4/01/11
LAMCO employees were LBHI employees prior to May 2010.  LAMCO includes Derivatives, Loans, Real Estate, Private Equity / Principal Investments, Technology and Risk
Management.

22 IV. Claims Resolution Update Claims Resolution Update

IV. Claims Resolution Update
Notes:
(a) See exhibit 6 to Disclosure Statement dated April 14, 2010 for definitions and details.
(b) Subject to final agreement and documentation.
(c) Currently $998 Billion of active claims, which excludes expunged or withdrawn claims.
($ in Billions) April 14, 2010 (a) Current
ADJUSTED Likely ADJUSTED Likely
Claims Outstanding Allowed Outstanding Allowed
LBHI: As Filed Claims
Claims (b)
Claims
Claims (b)
Direct Claims $210 $183 $102 $112 $112
Intercompany Claims 80 56 43 59 43
Third-Party Guarantee Claims:
Domestic 48 21 46 22
International 95 73 72 66
Total Third-Party Guarantee Claims 255 143 94 118 88
Affiliate Guarantee Claims:
Domestic 23 8
International 201 66
Total Affiliate Guarantee Claims 315 224 21 74 21
Total Claims Against LBHI 860 605 260 363 264
Total Claims Against All Other Debtors 302 135 135 101 101
Total Claims - LBHI and All Other Debtors $1,162 (c) $740 $395 $464 $365

IV.
Claims Resolution Update (continued)
SUMMARY HIGHLIGHTS
• Although not adjudicated, substantial progress has been made in narrowing gross amount of claims from nearly $1.2 Trillion to $464 Billion
• Affiliate Guarantee Adjusted Outstanding Claims are projected to decrease by $150 Billion, reflecting efforts made with foreign administrators to address merits of filed claims
• Third-Party Guarantee Adjusted Outstanding Claims are projected to decrease by $25 Billion, reflecting analysis of additional information provided by international affiliates
• Estimate for Direct Claims reflects an additional reserve of $10 Billion for contingent and unliquidated claims
• $43 Billion of Intercompany Claims relating to LBT are subject to bilateral discussions with the stakeholders

25 V. Plan Status Report A. Progress to Date B. Considerations C. Economic Compromise Plan D. Priorities E. Timetable and Objectives

V. Plan Status Report
A. Progress to Date
September 22, 2009 – Bar Date for Filing Proofs of Claim
(a)(b)
March 15, 2010 – Filed Proposed Joint Chapter 11 Plan as basis for discussion with parties in interest
April 14, 2010 – Filed Proposed Disclosure Statement and Proposed Amended Joint Chapter 11
Plan
Since April 14, 2010 the Debtors have met with numerous constituencies (and their respective legal and financial advisors), including, amongst others:
-UCC - Foreign Protocol Administrators as a group
-LBHI Ad-Hoc - Foreign Administrators on an individual basis
-LBSF Ad-Hocs - LBIE
- LBT Ad-Hocs - LBI
-Numerous other individual creditors and their representatives
Notes:
(a)  October 22, 2009 for Derivative Guarantee Questionnaires.  November 2, 2009 for Lehman Program Securities.
(b)  IRS Bar Date of December 31, 2010.

V.
Plan Status Report (continued)
B. Subject Presented By Parties In Interest And Debtors For Consideration (a)
Substantive Consolidation
(b)
Non-Substantive Consolidation
(b)
• Operated as one company, by business unit, not by
legal entity/some subsidiaries had no employees or
place of business
• Separate subsidiary financial statements, but mostly
used internally for financial accounting and tax
purposes
• Centralized cash management/and reliance based on
separate credit analysis is not apparent
• Certain LBHI subsidiary creditors assert reliance on
double dip claim against subsidiary and LBHI
• LBHI Executive Committee responsible for firm-wide
strategy, risk, funding, liquidity, operations and
products
• Asserted sovereign rights of foreign jurisdictions
• Global supervisory regulations (CSE program
(c)
) were
in place
• Certain Lehman entities were regulated by applicable
laws and rules
Notes:
(a) Not intended to be comprehensive or limiting in any way. Presented to highlight certain of the issues raised by various parties and under discussion and study.
(b) See Section X, A. in Disclosure Statement for a more complete summary.
(c) Consolidated Supervised Entity program (“CSE program”) under the SEC.

V.
Plan Status Report (continued)
C. Economic Compromise Plan
Subsidiary Debtors currently are administered as separate entities for financial reporting and accounting purposes
Economic compromise is proposed and embedded in the Plan:
• Third-party guarantee claims are limited to estimated third-party liabilities of subsidiaries at the time of filing
• Affiliate guarantee claims are limited to maximum allowance of $21.2 Billion
• At the core of the Plan construct is the proposal that third party creditors of LBHI subsidiaries should be limited to the benefit of one guarantee claim against LBHI
• LBT claim against LBHI is proposed to be compromised to avoid litigation as to the purpose of LBT
• As of this date, the foregoing is subject to ongoing negotiations
It is the Debtors’ proposal that an economic compromise will reduce time (and costs) that would otherwise be necessary to litigate a myriad of guarantee claims and other issues including substantive consolidation

D. Priorities

1. Primary focus has been on reaching a compromise with international affiliates, including Protocol members and LBIE
   - Began educating the UCC and certain international affiliates about the plan construct in February 2010
   - Beginning in late May 2010, started to work on a bilateral basis
     - International Affiliate Guarantee Claims reduced from $201 Billion to $66 Billion
     - International Third Party Guarantee Claims reduced from $95 Billion to $72 Billion
   - Plan Settlement Term sheets prepared in August 2010 and distributed to appropriate parties
   - Discussions are ongoing

2. Second objective has been to analyze and effect reductions where warranted in LBHI direct claims ($210 Billion filed claims vs. current estimate of $112 Billion)

3. Process and efforts will be on constructing compromises between LBHI Direct Creditors and Creditors of Domestic Subsidiaries

4. If a compromise cannot be achieved, other alternatives will be pursued as necessary

ALVAREZ & MARSAL

29 V. Plan Status Report (continued)

E. Timetable and Objectives

- Complete bilateral negotiations and agreements with affiliates and administrators during next 60 days

- File periodic updates as to progress of Plan formulation as part of the monthly operating reports

- Engage various stakeholders in discussions to finalize Plan proposal by year end

- Consensus compromise Plan confirmed by end of 1Q 2011

Alvarez & Marsal

30 V. Plan Status Report (continued)